EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made June 1, 1996, by and between BioTime, Inc. (the "Company"), and Judith Segall (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Employee, and Employee is willing to accept such employment, all on the terms and subject to the conditions hereinafter set forth;

         NOW,   THEREFORE,   in   consideration  of  the  terms  and  conditions
hereinafter set forth, the parties hereto agree as follows:


         1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment with the Company on the terms and conditions herein set forth.

         2. Term of Agreement. This Agreement shall commence on June 1, 1996 and shall continue in effect until December 31, 2000 (the "Expiration Date"), unless terminated pursuant to the express provisions of this Agreement.

         3. Renewal. This Agreement shall be renewed automatically for an additional one (1) year period on January 1, 2001 and on each anniversary thereof, unless one party gives the other advance written notice of non-renewal at least sixty (60) days prior to such date. Either party may elect not to renew this Agreement with or without cause.

         4. Position; Duties. Employee shall be employed in the position and shall perform the duties and functions set forth on EXHIBIT A, and such additional duties and functions as are normally carried out by an executive in a comparable position with a developer of pharmaceutical or medical products, and as the Board of Directors or a duly authorized officer of the Company shall from time to time reasonably determine. Employee shall devote his or her best efforts, skills and abilities, on a full-time basis, exclusively to the Company's business pursuant to, and in accordance with, reasonable business policies and procedures, as fixed from time to time by the Board of Directors of the Company (the "Board of Directors"). Employee covenants and agrees that he or she will faithfully adhere to and fulfill such policies as are established from time to time by the Board of Directors.

         5. Compensation

                  5.1 Salary and Bonuses. During the term of this Agreement, the Company shall pay to the Employee:

                         5.1.1 Base  Salary.  A base  annual  salary  (the "Base
Salary") in the following amounts: Eighty-Five Thousand Dollars ($85,000) during the calendar year beginning

January 1, 1996; Ninety-Two Thousand Dollars ($92,000) during the calendar year beginning January 1, 1997; Ninety-Nine Thousand Dollars ($99,000) during the calendar year beginning January 1, 1998; One Hundred Six Thousand Dollars ($106,000) during the calendar year beginning January 1, 1999; and One Hundred Thirteen Thousand Dollars ($113,000) during the calendar year beginning January 1, 2000. The Base Salary shall be payable in equal semi-monthly installments or in such other installments as may be agreed upon between the parties. The Base Salary may be increased from time to time in the discretion of the Board of Directors.

                         5.1.2  Financing   Bonus.   Employee  shall  receive  a
one-time cash bonus in the amount of Twenty-Five Thousand Dollars ($25,000) if the Company receives at least One Million Dollars ($1,000,000) of equity financing from a pharmaceutical company. Such bonus shall be paid within thirty
(30) days after the Company has received such $1,000,000. For the purpose of this paragraph the following provisions shall apply: (a) all payments made by a pharmaceutical company on an installment basis, or upon the exercise of options, warrants or other rights will be aggregated; and (b) in the event of an exchange or conversion of any debt security or evidence of indebtedness for or into any equity security of the Company, the indebtedness so converted or exchanged (including all principal and accrued interest) shall be deemed paid to the Company as equity financing on the date of such exchange or conversion. The term "equity financing" means the payment of cash to the Company for the purchase of
(a) shares of capital stock of any class of the Company (whether or not convertible into another class of capital stock of the Company), and (b) any option, warrant or other security (other than a debt security or instrument evidencing indebtedness of the Company) entitling the holder thereof to purchase or otherwise acquire capital stock.

                         5.1.3 Other Bonuses.  The Company may pay Employee such
bonuses, if any, as the Board of Directors may, from time to time determine.

                  5.2 Benefit Plans. Employee shall be eligible (to the extent he or she qualifies) to participate in any retirement, pension, life, health, accident and disability insurance, stock option plan or other similar employee benefit plans which may be adopted by the Company (or any other member of a consolidated group of which the Company is a part) for its executive officers or other employees; provided, that Employee shall not be eligible to participate in the Company's 1992 Stock Option Plan (or any similar stock option or stock purchase plan) so long as Employee is a member of the Stock Option Committee (or other committee governing such stock option or stock purchase plan) appointed by the Board of Directors.

                  5.3 Expense Reimbursement. The Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of his or her employment duties, subject to the Company's policies and procedures in effect from time to time, and provided that Employee submits supporting vouchers.

                  5.4 Vacation; Sick Leave. Employee shall be entitled to four weeks of vacation, without reduction in compensation, during each calendar year. Such vacation shall be taken at such time as is consistent with the needs and policies of the Company. All vacation days shall accrue based upon days of service. The Company may, from time to time, adopt policies governing the disposition of unused vacation days remaining at the end of the Company's fiscal year; which policies may govern whether unused vacation days will be paid, lost, or carried over into subsequent fiscal years. Employee shall also be entitled to leave from work, without reduction in compensation, due to illness to the extent allowed by the Company consistent with its policies and procedures and subject to the provisions of this Agreement governing termination due to disability, sickness or illness.

         6. Termination. This Agreement shall terminate prior to the Expiration Date upon the happening of any of the following events:

                  6.1 Death. Automatically and without notice upon the death of Employee;

                  6.2 Voluntary Termination by Employee. By Employee voluntarily leaving the employ of the Company with or without the consent of the Company (which Employee shall be entitled to do upon thirty (30) days written notice);

                  6.3 Disability. Upon written notice of termination from the Company to Employee, after Employee becomes disabled, either totally or partially, for a period of ninety (90) days during any one hundred fifty (150) day period, so that he or she is prevented from performing his or her principal duties pursuant to this Agreement; provided, that the Company's obligation to pay the compensation due under Section 5 shall continue until this Agreement is so terminated.

                  6.4 For Cause. Upon discharge of Employee, on written notice, by the Board of Directors on grounds of: (i) conviction of a crime of moral turpitude; (ii) deliberate failure to carry out the reasonable policies of the Board of Directors, as they may relate to Employee's duties under this Agreement; (iii) chronic alcohol or drug abuse; (iv) fraud, embezzlement or misappropriation of Company assets; (v) disloyal, dishonest or illegal conduct in the course of his or her employment; or (vi) a material default or breach of any of the covenants made by Employee in this Agreement. The written notice delivered by the Board of Directors shall specify the ground for termination and shall be supported by a statement of all relevant facts constituting cause for termination. Any termination under this Section 6.4 shall be deemed a termination for "cause".

                  6.5 Notice and Opportunity to Cure. If the Company intends to terminate this Agreement under clause (ii) or (vi) of Section 6.4, and if all of Employee's acts or omissions giving rise to such determination to terminate this Agreement are, in the reasonable determination of the Board of Directors, susceptible to substantially complete cure by Employee within a period of thirty
(30) days, the written notice given to Employee pursuant to Section 6.4 shall state that the effective date of termination shall be thirty (30) days from the date of such notice, and such notice shall be rescinded if Employee effects a substantially complete cure within such thirty (30) day period.

                  6.6 Payment of Compensation After Termination . Upon the occurrence of any events set forth in Sections 6.1 through 6.4 hereof or Section 6.8, the Company shall be obligated to pay to Employee (or Employee's estate in the event of Employee's death) (i) the compensation due him or her under Section
5.1.1 up to the date of termination; (ii) any unpaid bonus previously awarded by the Board of Directors; and (iii) compensation for any earned but unused vacation, which compensation shall be paid at the Base Salary rate in effect at the time such unused vacation accrued.

                  6.7 Payment Upon Termination by the Company Without Cause. In the event this Agreement is terminated by the Company for a reason other than one of those set forth in Section 6.3 or Section 6.4 or Section 6.8, the Company shall be required to continue to pay Employee, as severance compensation, the compensation due him or her under Section 5.1.1, for the unexpired term of this Agreement (without regard to Section 3). Such severance compensation shall be paid for a period equal to the number of weeks remaining in the unexpired term of this Agreement (without regard to Section 3). Employee may elect to receive the severance compensation (or such part of the severance compensation as shall then remain unpaid) in a lump sum. Such election may be made by written notice to the Company, and if such election is made the lump sum shall be paid by the Company within ten (10) days after such notice.

                  6.8 Change of Control. Notwithstanding the foregoing, the Company or its successor, or Employee may terminate this Agreement, with or without cause, in connection with a Change of Control of the Company. In the event of such a termination, the Company shall pay Employee on the date of termination a lump sum payment equal to the greater of (a) 2.99 times Employee's "Base Amount" and (b) the compensation due him or her under Section 5.1.1 for the unexpired term of this Agreement (without regard to Section 3). Such payment shall be in addition to any unpaid amounts otherwise then due Employee under
Section 5 of this Agreement. Any termination of this Agreement, except termination under Sections 6.1 through 6.4, within twelve months after either
(i) the earliest date on which the Company enters into a letter of intent, memorandum of agreement, or similar document leading to a Change of Control, or
(ii) the effective date of a Change of Control, shall be deemed conclusively to be a termination in connection with a Change of Control. If the Company or its successor causes a material reduction in Employee's responsibilities or compensation after a Change of Control, then Employee may at Employee's option terminate this Agreement under Section 6.2 any time within one hundred eighty
(180) days after such reduction, and such resignation shall be deemed a termination by the Company in connection with a Change of Control and shall entitle Employee to the benefits of this Section 6.8. For purposes of this Agreement, the following definitions shall apply.

                         6.8.1 "Change of Control" means (i) the  acquisition of
Voting Securities of the Company by a Person or an Affiliated Group entitling the holder thereof to elect a majority of the directors of the Company; provided, that an increase in the amount of Voting Securities held by a Person or Affiliated Group who previously held sufficient Voting Securities to elect a majority of the directors shall not constitute a Change of Control; and provided, further, that an acquisition of Voting Securities by one or more Persons acting as an underwriter in connection with a sale or distribution of such Voting Securities shall not constitute a Change of Control under this clause (i); (ii) the sale of all or substantially all of the assets of the Company; or (iii) a merger or consolidation of the Company with or into another corporation or entity in which the stockholders of the Company immediately before such merger or consolidation do not own, in the aggregate, Voting Securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity); provided, however, that in no event shall any transaction described in clauses (i), (ii) or (iii) be a Change of Control if all of the Persons acquiring Voting Securities or assets of the Company or merging or consolidating with the Company are one or more direct or indirect subsidiary or parent corporations of the Company.

                         6.8.2 "Voting Securities" means shares of capital stock
or other equity securities entitling the holder thereof to regularly vote for the election of directors (or for person performing a similar function if the issuer is not a corporation), but does not include the power to vote upon the happening of some condition or event which has not yet occurred.

                         6.8.3   "Person"   means  any  natural  person  or  any
corporation, partnership, limited liability company, trust, unincorporated business association or other entity.

                         6.8.4 "Affiliated  Group" means (i) a Person and one or
more other Persons in control of, controlled by, or under common control with such Person; and (ii) two or more Persons who, by written agreement among them, act in concert to acquire Voting Securities entitling them to elect a majority of the directors of the Company.

         7. Renegotiation. Employee shall be entitled to seek a modification of this Agreement prior to the Expiration Date if the market value of the Company's outstanding capital stock exceeds $75,000,000. The Company will negotiate in good faith with Employee in connection with any such request by the Employee for such a modification of this Agreement.

         8. Intellectual Property Agreement. Employee acknowledges that the Intellectual Property Agreement previously executed and delivered by Employee shall remain in effect and shall not be affected by the terms of this Agreement or the termination of this Agreement.

         9. Entire Agreement. The provisions of this Agreement, including the exhibits attached to this Agreement, constitute the entire agreement between Employee and the Company with respect to the subject matter of this Agreement, and supersede any prior oral understanding. No modification, supplement or discharge of this Agreement shall be effective unless in writing and executed on behalf of the party to be charged.

         10. Waiver. No waiver by either party of any condition, term or provision of this Agreement shall be deemed to be a waiver of any proceeding or succeeding breach of the same or of any other condition, term or provision of this Agreement.

         11. Assignability. This Agreement, and the rights and obligations of the parties under this Agreement, may not be assigned by Employee. The Company may assign any of its rights and obligations under this Agreement to any successor or surviving corporation resulting from a merger, consolidation, sale of assets or stock, or other corporate reorganization, upon condition that the assignee shall assume, either expressly or by operation of law, all of the Company's obligations under this Agreement.

         12.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13. Construction. This Agreement shall be construed in accordance with the laws of the State of California.

         14. Survival. This Section 14 and the covenants and agreements contained in Sections 5.3, 6.6, 6.7, and 6.8 of this Agreement shall survive termination of Employee's employment.

         15. Notices. Any notices or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by United States mail, first class certified or registered postage prepaid, return receipt requested, or personally delivered to the parties at the following addresses:

         To the Company:                    BioTime, Inc.
                                            935 Pardee Street
                                            Berkeley, California 94710
                                            Attention:  President

         To Employee:                       Judith Segall
                                            935 Pardee Street
                                            Berkeley, California 94710

A notice sent by certified or registered mail shall be deemed delivered on the fourth day after deposit in the United States mail, postage prepaid, and addressed as aforesaid. Any party may change its address for notice by giving notice to the other party in the manner provided in this Section.

         16. Unenforceable Provisions. If all or part of any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provisions, and this

Agreement shall be equitably construed as if it did not contain the invalid, illegal, or unenforce able provision.

         17. Section Headings. Section headings are for the convenience of the parties and do not form a part of this Agreement.

         18. Section and Other References. References in this Agreement to Sections, subsections, and Exhibits are references to sections and subsections in this Agreement and exhibits attached to this Agreement unless specified otherwise.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              /s/ Judith Segall
EMPLOYEE:                    ___________________________
                                  Judith Segall


COMPANY:                           BIOTIME, INC.

                              /s/ Victoria Bellport
                         By: __________________________

                             Chief Financial Officer
                         Title: _______________________

                                    EXHIBIT A


                           DUTIES AND RESPONSIBILITIES


         The Corporate Secretary shall be responsible for the keeping the corporate records as specified in the bylaws of the Company. In such capacity, she shall keep, or cause to be kept, at the principal executive office of the Company, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular of special, and if special, how authorized, the notice thereof given or the waivers of notice, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and proceedings thereof. She shall keep, or cause to be kept, at the principal executive office of the Company, or at the office of the Company's transfer agent, a share register, as specified in the Company's bylaws. She shall also keep, or cause to be kept, at the principal executive office of the Company, the original or a copy of the bylaws as amended or otherwise altered to date, certified by her. She shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or the bylaws. She shall have charge of the seal of the Company and have such other powers and perform such other duties as may from time to time be prescribed by the board or the bylaws.

         She will also serve as the Vice President of Technology. In such capacity, and subject to the ultimate authority of the Board of Directors, she will be involved in the procurement, development, management and maintenance of Company-operated facilities, laboratories, offices and equipment. She will participate in the acquisition and use of new apparatus and instrumentation, including those areas of communications and computer sciences. She will attend scientific meetings, present scientific papers and discussions and interface with the mass and professional media. She will participate in and manage company experimentation, scientific services, and product manufacturing, especially in the areas of clinical and nutritional chemistry, electronics and computer sciences. She will work with technical and non-technical management in designing company policy and direction. She will participate in the design and activities of the Company's marketing programs.

                                        1